UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 17, 2014, the  Entest Biomedical, Inc. ( the “Company”) issued 95,000 shares of Series AA Preferred Stock (“AA Stock”) to David R. Koos, the Company’s Chairman, President and CEO as consideration for $10,000 of salary accrued and  unpaid owed to David R. Koos by the Company.

On January 23, 2014 the Company issued 1,000,000 shares of Series B Preferred Stock  to David R. Koos, the Company’s Chairman, President and CEO as consideration for $1,000 of salary accrued and  unpaid owed to David R. Koos by the Company.

On January 23, 2014 the Company issued 15,000,000 shares of Common Stock to David R. Koos, the Company’s Chairman, President and CEO in satisfaction of $15,000 of principal indebtedness owed to David R. Koos by the Company.

Item 3.03 Material Modification to Rights of Security Holders.

On January 17, 2014, the  Company  issued 95,000 shares of Series AA Preferred Stock (“AA Stock”) to David R. Koos, the Company’s Chairman, President and CEO as consideration for $10,000 of salary accrued and  unpaid owed to David R. Koos by the Company.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of  AA  Stock is entitled to cast that number of votes which is equivalent to the number of shares of AA owned by such holder times ten thousand (10,000). Except as otherwise required by law, holders of Common Stock, other series of Preferred issued by the Corporation,  and AA Stock shall vote as a single class on all matters submitted to the stockholders. David R. Koos currently holds 100,000 shares of AA Stock and possesses 49.6% of the voting power of the Company as of January 24, 2014.

To the extent that the AA Stock may have anti-takeover effects, the Company believes that concentrating such voting power with the Chairman of the Company will encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On January 24, 2014 the company amended Article 4 of its Certificate of Incorporation reducing the par value of the Company’s common stock and preferred stock from $0.001 to $0.0001.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit 3(i)

Text of Amendment to Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: January 24, 2014